Exhibit 99.1

May 24, 2023

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.02 of the Form 8-K dated May 15, 2023 of Genesis Growth Tech Acquisition Corp. filed with the Securities and Exchange Commission on May 24, 2023 and are in agreement with the statements contained therein as much as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ CITRIN COOPERMAN & COMPANY, LLP

“Citrin Cooperman” is the brand under which Citrin Cooperman & Company, LLP, a licensed independent CPA firm, and Citrin Cooperman Advisors LLC serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure. Citrin Cooperman is an independent member of Moore North America, which is itself a regional member of Moore Global Network Limited (MGNL).